AllianceBernstein Variable Products Series Fund, Inc.

Exhibit 77D


-- AllianceBernstein High Yield Portfolio
811-05398


Former Non-Fundamental
Policies
Revision to Investment
Policy During the
Reporting Period

The Portfolio invests, under
normal circumstances, at
least 80% of its net assets in
high yield fixed-income
securities.
The merged Portfolio will
invest, under normal
circumstances, at least 80%
of its net assets in fixed-
income securities.

The merged Portfolio will
be renamed the Intermediate
Bond Portfolio.

The Portfolio invests in a
diversified mix of high
yield, below investment
grade fixed-income
securities, known as ?junk
bonds.?

The Portfolio may invest up
to 25% of its net assets in
U.S. Dollar-denominated
securities issued by non-
U.S. entities and up to 20%
of its net assets in non-U.S.
Dollar-denominated
securities of such issuers.
The Portfolio expects to
invest in readily marketable
fixed-income securities.
The Portfolio may invest in
mortgage-related and other
asset-backed securities, loan
participations, inflation-
protected securities,
structured securities,
variable, floating and
inverse floating rate
instruments, preferred
stocks, and may use other
investment techniques.

The Portfolio may invest
without limit in U.S. Dollar-
denominated foreign fixed-
income securities and may
invest up to 25% of its
assets in non-U.S. Dollar-
denominated foreign fixed-
income securities.  These
investments may include, in
each case, developed and
emerging market securities.

-- AllianceBernstein Americas Government Income
Portfolio


Former Non-Fundamental
Policies
Revision to Investment
Policy During the
Reporting Period

The Portfolio normally
invests at least 80% of its net
assets in fixed-income
securities of issuers located in
countries in North, Central,
or South America and at least
80% of its net assets in
government securities.

Same as above.
The Portfolio primarily
invests in fixed-income
securities issued or
guaranteed by (i) the federal
governments of the United
States, Canada, and Mexico;
(ii) government-related
entities in the United States,
Canada, and Mexico; and (iii)
the provincial governments of
Canada and Mexico.

To the extent that its assets
are not invested in
Government Securities, the
Portfolio may invest the
balance of its net assets in
investment grade fixed-
income securities issued by,
and denominated in the local
currencies of, governments of
countries located in Central
and South America or any of
their political subdivisions,
agencies, instrumentalities or
authorities, provided that
such securities are
denominated in their local
currencies.  The Portfolio
limits its investments in
fixed-income securities
issued by the governmental
entities of any one such
country to 10% of its net
assets.

The Portfolio invests in
investment grade securities
denominated in the U.S.
Dollar, the Canadian Dollar,
and the Mexican Peso and
expects to maintain at least
25% of its assets in U.S.
Dollar denominated
securities.
Same as above.







-- AllianceBernstein Global Dollar Government
Portfolio


Former Non-Fundamental
Policies
Revision to Investment
Policy During the
Reporting Period

The Portfolio invests, under
normal circumstances, at least
80% of its net assets in
government obligations.

Same as above.
The Portfolio invests at least
65% of its net assets in
interests in entities organized
and operated solely for the
purpose of restructuring the
investment characteristics of
sovereign debt obligations.

The Portfolio?s investments in
sovereign debt obligations
will emphasize debt
obligations issued by
countries in the J.P. Morgan
Emerging Markets Bond
Index Global, which currently
includes approximately 31
countries whose economies
are concluded to be
developing or emerging from
underdevelopment.

The Portfolio?s non-U.S.
investments emphasize
emerging markets and
developing countries.  The
Portfolio limits its investments
in the sovereign debt
obligations of any one country
to less than 25% of its net
assets, although the Portfolio
may invest up to 30% of its
net assets in the sovereign
debt obligations and corporate
fixed-income securities of
issuers in each of the countries
that constitute part of the
Portfolio?s focus, including
Brazil, Mexico, the
Philippines, Russia, Turkey
and Venezuela.

The Portfolio expects that it
will not invest more than 10%
of its net assets in any other
single country outside the
U.S.

The Portfolio also may invest
in U.S. and non-U.S.
corporate fixed-income
securities.

The Portfolio?s investments in
sovereign debt obligations and
corporate debt securities are
U.S. Dollar-denominated.

The Portfolio invests
substantially all of its assets in
lower-rated securities or
unrated securities of
equivalent investment quality.
The Portfolio also may invest
in U.S. and non-U.S.
corporate fixed-income
securities.
Same as above.



-- AllianceBernstein Global Bond Portfolio


Former Non-Fundamental
Policies
Revision to Investment
Policy During the
Reporting Period

The Portfolio invests, under
normal circumstances, at
least 80% of its net assets in
bonds and other fixed-
income securities.

Same as above.
The Portfolio normally
invests at least 65% of its net
assets in fixed-income
securities of at least three
countries.

The Portfolio invests in U.S.
Government securities,
securities issued by
governments other than the
U.S. Government or
supranational organization
debt securities, corporate
debt obligations, and
commercial paper of banks
and bank holding companies.
The Portfolio?s non-U.S.
investments are generally
denominated in currencies
other than the U.S. Dollar.

The Portfolio invests
approximately 25% of its net
assets in U.S. Dollar-
denominated fixed-income
securities.
Same as above.


-- AllianceBernstein U.S. Government/High Grade
Securities Portfolio


Former Non-Fundamental
Policies
Revision to Investment
Policy During the
Reporting Period

The Portfolio invests, under
normal circumstances, at
least 80% of its net assets in
U.S. Government or high-
grade fixed-income securities
rated A or better by S&P and
Moody?s or equivalent
rating.

Same as above.
The Portfolio?s investments
include mortgage-backed
securities and repurchase
agreements relating to U.S.
Government securities.  U.S.
Government securities in
which the Portfolio invests
may include a significant
amount of securities issued
by government-sponsored
entities, such as the Federal
National Mortgage
Association, or FNMA, or
the Federal Home Loan
Mortgage Corporation, or
FHLMC, which are neither
issued nor guaranteed by the
U.S. Government.

The Portfolio may also
invest in investment grade
corporate and other debt
securities.  These include
hybrid and structured debt
instruments as well as U.S.
Dollar-denominated
securities issued by non-U.S.
corporations and
governments.
Same as above.





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